EXHIBIT 4.5


[LOGO KENN PALM CONSULTING]             KENN PALM CONSULTING
                                        6430 South Windmermere Street
                                        Littleton, CO 80120
                                        888-554-2636
--------------------------------------------------------------------------------

                                    CONTRACT

This Contract, effective as of the date shown at the end of this document (the "Effective Date") is entered into by and between KENN PALM, referred to in this document as the "Contractor", and NANOSIGNAL CORPORATION, INC., referred to in this document as the "Customer".

Contractor is a private contractor residing in Colorado, USA.

Customer is a Publicly Traded Company with address at 3960 Howard Hughes Parkway Suite 560. Las Vegas NV 89109.

1. ENGAGEMENT: The Contractor agrees to act as a contractor, and the Customer agrees to retain the services of Contractor to Customer, beginning on the Effective Date, pursuant to the terms and conditions contained below. During the term of this Contract, the Contractor shall provide consulting services as detailed in Attachments A-D, Statements of Work. Change in orders may be made and additional tasks may be added to the Statement of Work during the Term of this Contract upon mutual agreement of the Contractor and the Customer. In compensation for the services described in the attached Statement of Work attachments, the Contractor shall be compensated in the amount of 2 million NNOS free-trading shares.

2. TERM: The term of this Contract shall commence on the Effective Date and shall terminate one year thereafter.

3. COMMERCIALLY REASONABLE EFFORTS: In rendering services pursuant to this Contract, the Contractor agrees to devote its commercially reasonable efforts to the performance of its duties and responsibilities under this Contract. The Customer agrees to devote its commercially reasonable efforts to support the activities of the Contractor in any reasonable technical, administrative and commercial way to provide the Contractor with documentation, statements and credentials available to Customer which shall allow the Contractor to perform its duties and responsibilities promised under this Contract.

4. INDEPENDENT CONTRACTOR: The Contractor's relationship with the Customer is that of an independent contractor, and nothing in this Contract will be construed to create a joint partnership, joint venture, or employer-employee relationship. The Contractor is not an agent of Customer and is not authorized to make any representation, contact, or commitment on behalf of the Customer unless specifically requested or authorized to do so in writing by the Customer. The Contractor will under no circumstances perform duties not related to the work assigned explicitly to the Contractor under this Contract. The Contractor acknowledges that the Customer intends not to withhold any federal income tax, state income tax, social security tax or state disability insurance tax from amounts to be paid to the Contractor under this Contract. The Contractor further acknowledges that the Customer will not pay any social security or federal or state unemployment on the Contractor's behalf, and will not cover the Contractor or any of its employees under any worker's compensation insurance, unemployment insurance, retirement plan, health care plan, disability or life insurance plan or any other benefit plan which the Customer provides for its employees.


888-554-2636                                                kenn@keptprivate.com
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5.    PAYMENTS:  For the  services  to be  rendered  under  this  Contract,  the
      Customer agrees to pay the Contractor as compensation for its services, and the Contractor agrees to accept as full compensation amounts as per the rates given in Attachment A. Payment under this Contract will be made upon presentation and acceptance of an invoice emailed or faxed by the
      Contractor   every  two  weeks.  The  Customer  will  also  reimburse  the
      Contractor for all reasonable travel and travel related expenses incurred by the Contractor as a result of travel requested by Customer.

6. CONFIDENTIALITY: It may be necessary for the Customer or its Clients or the Contractor during this Contract (the "Disclosing Party") to provide to the Contractor or to the Customer (the "Receiving Party") with certain confidential and proprietary techniques, inventions, methods, know-how, drawings, marketing plans, and other information in written, oral, and/or physical sample form ("Confidential Information").

      6.1. CONFIDENTIAL INFORMATION: "Confidential Information" may be provided in either written or oral form, but when disclosed orally shall be treated as Confidential Information under the terms of this Contract.

      6.2.  NONDISCLOSURE: The Receiving Party shall:

            6.2.1. Treat all Confidential Information as strictly confidential;

            6.2.2.Not disclose any Confidential  Information to any other person or entity without the prior written consent of the Disclosing Party;

            6.2.3.Protect the  Confidential  Information  with at least the same degree of care and confidentiality as it affords its own confidential information, at all times exercising at least a reasonable degree of care in such protection; and

            6.2.4.Not use any Confidential  Information in any manner except for purposes of conducting business with the Disclosing Party, or as otherwise agreed by the Disclosing Party in writing.

      6.3. Notwithstanding the previous clauses, the Receiving Party may disclose Confidential Information pursuant to an Order of a Court or Governmental Agency as required by such Order, provided that the Receiving Party shall first notify the Disclosing Party of such Order and afford the Disclosing Party the opportunity to seek a Protective Order relating to such disclosure.

      6.4. The Receiving Party hereby agrees to notify the Disclosing Party immediately if it learns of any use or disclosure of any Disclosing Party Confidential Information in violation of the terms hereof.

      6.5. Customer and Contractor each agree that disclosure of Confidential Information of either Disclosing Party shall be limited by the Receiving Party to employees of the Receiving Party having a need-to-know, and that such employees shall execute and be bound by an employee Contract requiring handling of Confidential Information in accordance with the terms of this Contract.


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      6.6.  The Receiving  Party shall observe all  obligations  hereunder  with respect to disclosures of Confidential Information for a period of five (5) years after the particular Confidential Information was received from the Disclosing Party.

7. TITLE AND PROPRIETARY RIGHTS. Notwithstanding the disclosure of any Confidential Information by the Disclosing Party to the Receiving Party, the Disclosing Party shall retain title thereto and to all intellectual property and proprietary rights therein, and the Receiving Party will have no rights, by license or otherwise, to use the Confidential Information except as expressly provided herein. The Receiving Party shall not alter or obliterate any trademark, trademark notice, copyright notice, confidentiality notice or any notice of any other proprietary right of the Disclosing Party on any copy of the Confidential Information, and shall faithfully reproduce any such mark or notice on all copies of such Confidential Information.

8. RETURN OF CONFIDENTIAL INFORMATION. The Receiving Party will promptly return all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information) upon the earlier of (a) the completion or termination of the dealings between the Disclosing Party and the Receiving Party, and (b) the Disclosing Party's written request. The terms of this Contract will survive termination hereof and the survival period of
      Section 3 with respect to all tangible material embodying Confidential Information.

9.    OWNERSHIP OF INTELLECTUAL PROPERTY:

      9.1. It is understood that certain Intellectual Property will be created as a result of this Contract. The ownership of each Intellectual Property item created under this Contract is described in Attachment
            A. Intellectual property may include designs, documents, computer code or other software or firmware, business methods, trademarks, service marks, and other Intellectual Property items, as well as any patents, trademark registrations, service mark registrations, or copyrights that protect them, or trade secret rights.

      9.2. The owner of each Intellectual Property item described in Attachment A of this Contract and created under this Contract shall own and have worldwide rights item, and shall have full right to use the item in the application for which they were intended by virtue of this Contract.

      9.3. The Contractor shall own its own Intellectual Property and software, whether created previously to, or outside of, this Contract. Should the Customer or its Clients require or request the use of the Contractor's own Intellectual Property or software for use with the software, firmware and overall design of the deliverables pursuant to this Contract, the Contractor agrees to license such Intellectual Property under reasonable terms to the Customer or its Clients. When requested by the Customer, the Contractor agrees, at a mutually agreeable rate of compensation, to support the Customer in any acts deemed necessary by the Customer to vest title in Intellectual Property it takes title to under this Contract and to otherwise protect the Customer's rights in the delivered work product and all associated inventions, discoveries and improvements.


888-554-2636                                                kenn@keptprivate.com
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10.   NON-COMPETITION AND NON-SOLICITATION: During the Contract Term and for one
      year thereafter, neither the Contractor nor the Customer shall induce or solicit (directly or indirectly) any employee of the other party or its
      clients  to  leave  that  party's   employment  nor  engage  (directly  or
      indirectly) the services of such employee (as an employee, consultant, independent contractor or otherwise) without the prior written consent of the party.

      10.1. Neither party shall (directly or indirectly) solicit the other's clients for purposes of providing services or software to such client in competition with party presently engaged with the client.

      10.2. Neither party shall (directly or indirectly) engage in direct competition with other party during the Contract Term. If it is determined that the Contractor and the Customer are in competition for a particular client order, the later competitor shall agree to withdraw itself from such competition.

      10.3. The non-competition provisions of this Section 7 shall apply worldwide.

11. INDEMNIFICATION: Each party shall defend, indemnify and hold harmless the other party against any liability, demands, claims or actions arising from the acts (or any failure to act) of the party hereunder and any breach by the party of its obligations hereunder, including, but not limited to, violation or infringement of any trademark, patent or copyright. Each party shall indemnify and hold harmless the other party from any losses, damages, claims, liabilities, and costs incurred by the party as a result of (or in connection with) breach of this Contract by the party. This Section shall survive the Contract Term.

12. PROPERTY RIGHTS: Each party agrees to deliver promptly all property belonging to the other party or its clients' property and all copies of the other party's property in its possession at any time upon that party's request. Upon termination of this Contract for any reason, both parties agrees to deliver promptly to the other party all such documents, whether in written, graphical, or electromagnetic form, together with any other of the other party's property then in its possession, except as the owning may, by prior written approval, allow the other party to retain.

13. TERMINATION: This Contract may be terminated by either party at any time upon seven (7) days written notice. In the event of termination of this Contract, all provisions herein with respect to confidentiality, ownership, non-solicitation and property rights shall remain in force.

14. NOTICES: All notices regarding this Contract shall be given in writing by hand delivery, courier service, US Mail, email, or facsimile, addressed to the signatories of this Contract at the respective addresses in the first paragraph of this Contract, or at such addresses as may from time to time be designated by either party to the other.

15. WAIVER: No failure by either party to exercise, and no delay in exercising, any right conferred by this Contract shall act as a waiver that right. No single or partial exercise of any right conferred by this Contract by either party shall preclude any other or future exercise of any right conferred by this Contract by that party.


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16.   ASSIGNMENT: This Contract is not assignable by either party in whole or in part without the written consent of the other party.

17. GOVERNING LAW: This Contract shall be construed and governed by the laws of the State of California, USA. Any controversy or claim arising out of or related to this Contract, or breach thereof, shall be settled by either:

      17.1. Arbitration, to be held in Santa Barbara County, California in accordance with the rules of the American Arbitration Association, with the decision of the arbiters shall be binding on the parties thereto; or

      17.2. Court proceedings, to be held in the Courts of Santa Barbara County, CA

18. ATTORNEY'S FEES: In litigation, arbitration, or litigation to enforce judgment of an arbiter's award, the prevailing party therein shall be entitled to recover its reasonable attorney's fees and costs of litigation or arbitration from the non-prevailing party, and in addition, ten percent (10%) simple interest on all sums due, from the date they become due until the date they are paid.

19. LIMITATIONS ON JUDGMENTS: In the event of Court action, exemplary, punitive, and consequential awards shall be limited to $100 in total.

20. FORCE MAJEURE: Failure to perform by either party shall be excused if caused by Force Majeure.

21. ENTIRE CONTRACT AND AMENDMENT: This Contract shall constitute the complete and exclusive Contract between the parties respecting the subject matter. This Contract may not be amended, terminated, or superseded except by agreement in writing between the two parties. This Contract supersedes all previous Contracts between Contractor and Customer, whether oral or written, regarding subject matter hereof.

      The parties agree to this Contract as of the date shown below.



CONTRACTOR:                                CUSTOMER:


KENN PALM
                                           -------------------------------------

                                           /s/ Scott Irvin
                                           -------------------------------------
/s/ KENN PALM                              Scott Irvin
                                           Chief Executive Officer
                                           NanoSignal Corporation
                                           3960 Howard Hughes Parkway Suite 560
                                           Las Vegas, NV  89109
KEN PALM                                   -------------------------------------


888-554-2636                                                kenn@keptprivate.com
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                                STATEMENT OF WORK

                              CONTRACT ATTACHMENT A

This Attachment is incorporated into the Contract it references, between KENN PALM, referred to in this document as the "Contractor", and NANOSIGNAL CORPORATION, referred to in this document as the "Customer".

22.   OVERALL DESCRIPTION OF THE PROJECT:

Nanosignal Corporation (formerly known as MicroSignal Corporation) has gone through a name change, creating the need for the development of a complete new corporate image, including corporate website, logo, busincess card and letterhead. In addition to this, the corporation wants to have a more interactive and visibly appealing means of communicating a compact message about the company and it's technology advantages and investment opportunities. To accomplish this, the contract will develop a Flash movie describing the company, its technology and investment opportunity. Finally, the system requires the provision of an Investor Relations system which will allow the company to collect inquiries about the company, store them in a database and automatically send follow ups to the inquiries.

This Statement of Work covers the development of the corporate website. Subsequent SOW's will address the corporate package and the Flash demos.

23.   PROJECT DETAILS:

      23.1. The purpose of this project is the development of an HTML web site with a Flash intro

      23.2. Key measurement of success - viewer impact. Customer is seeking to achieve stickiness to the site and increased visitor interest by impactful Flash content.

      23.3. Key measurement of success - investor participation in the website project. It is required that the contractor prepare a minimum of 3, preferably 5 complete websites to be reviewed by the investors of the company. The investors in the company must be provided with a means to review and provide feedback on each of the proposed designs.

      23.4. The contractor is required to provide up to 200 hours of revisions and improvements on the site until the Customer accepts the results.

24.   REPORTING:

      24.1. Contractor shall provide a sufficient volume of communications and/or deliveries to allow Customer to track the progress of the Contract. Customer communications to Contractor that are of a directive nature shall be provided in writing, including Email. Oral communications may be used to supplement written directives or to expedite their use.


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      24.2. Customer  agrees that, if the quantity of requested  reports becomes large enough to impact the delivery schedule, an adjustment of the terms of the contract may become necessary.

25. PROJECT MANAGER: Each party shall designate a Project Manager, who shall be the point of primary contact between the parties. Contractor designates Kenn Palm, and Customer designates L&L Consulting as defined by the contractual agreement between L&L Consulting and NanoSignal Corporation for development and design services.

26. VALIDITY: If this Statement of Work is part of a Contract Proposal, the terms shall be valid for 15 days from the Proposal date.

27.   STAFFING:

      27.1. The staffing on this project will be determined by the Contractor based upon determined need.

28.   DELIVERABLES:

      28.1. VOTING SYSTEM FOR WEBSITE

      28.2. WEBSITE COMPLETED AND DEPLOYED

29.   TENTATIVE SCHEDULE AND MILESTONES:

      29.1. This is a time critical project. This project must be complete within 2 weeks, maximum.

30. ACCEPTANCE TESTING: Basic functionality testing will be performed to confirm proper functioning of all links. Automated test script can be provided to the client if the site will be housed in an environment which supports java applications.

31.   OWNERSHIP OF INTELLECTUAL PROPERTY:

      31.1. Customer shall own the Intellectual Property generated as a result of this Contract.


888-554-2636                                                kenn@keptprivate.com
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      THIS  STATEMENT OF WORK IS GOVERNED BY THE TERMS OF THE CONTRACT IN EFFECT
      BETWEEN CUSTOMER AND SUPPLIER. IN THE EVENT OF ANY CONFLICT BETWEEN THE WORDING OR INTERPRETATION OF THOSE TWO DOCUMENTS, THE WORDING OF THE STATEMENT OF WORK SHALL BE GIVEN PRIORITY RATHER THAN THAT OF THE CONTRACT.

      The parties agree to this Statement of Work as of the date shown below.


CONTRACTOR:                                CUSTOMER:


KENN PALM
                                           -------------------------------------

                                           /s/ Scott Irvin
                                           -------------------------------------
/s/ KENN PALM                              Scott Irvin
                                           Chief Executive Officer
                                           NanoSignal Corporation
                                           3960 Howard Hughes Parkway Suite 560
                                           Las Vegas, NV  89109
KEN PALM                                   -------------------------------------


888-554-2636                                                kenn@keptprivate.com
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                                STATEMENT OF WORK

                              CONTRACT ATTACHMENT B


This Attachment is incorporated into the Contract it references, between KENN PALM, referred to in this document as the "Contractor", and NANOSIGNAL CORPORATION, referred to in this document as the "Customer".

32.   OVERALL DESCRIPTION OF THE PROJECT:

Nanosignal Corporation (formerly known as MicroSignal Corporation) has gone through a name change, creating the need for the development of a complete new corporate image, including corporate website, logo, busincess card and letterhead. In addition to this, the corporation wants to have a more interactive and visibly appealing means of communicating a compact message about the company and it's technology advantages and investment opportunities. To accomplish this, the contract will develop a Flash movie describing the company, its technology and investment opportunity. Finally, the system requires the provision of an Investor Relations system which will allow the company to collect inquiries about the company, store them in a database and automatically send follow ups to the inquiries.

This Statement of Work covers the development of the Investor Relations page for the corporate website. Subsequent SOW's will address the corporate package and the Flash demos.

33.   PROJECT DETAILS:

      33.1. The purpose of this project is the development of an investor relations page on the corporate website.

      33.2. Page must provide current PPS for the NNOS stock, with a delay of no greater than 20 minutes

      33.3. Page must provide all news officially published for the company

      33.4. The page must provide links to all SEC filings for the company

      33.5. The page must provide a general summary of the company.

34.   REPORTING:

      34.1. Contractor shall provide a sufficient volume of communications and/or deliveries to allow Customer to track the progress of the Contract. Customer communications to Contractor that are of a directive nature shall be provided in writing, including Email. Oral communications may be used to supplement written directives or to expedite their use.

      34.2. Customer agrees that, if the quantity of requested reports becomes large enough to impact the delivery schedule, an adjustment of the terms of the contract may become necessary.


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35.   PROJECT MANAGER:  Each party shall designate a Project Manager,  who shall be the point of primary contact between the parties. Contractor designates Kenn Palm, and Customer designates L&L Consulting as defined by the contractual agreement between L&L Consulting and NanoSignal Corporation for development and design services.

36. VALIDITY: If this Statement of Work is part of a Contract Proposal, the terms shall be valid for 15 days from the Proposal date.

37.   STAFFING:

      37.1. The staffing on this project will be determined by the Contractor based upon determined need.

38.   DELIVERABLES:

      38.1. INVESTOR RELATIONS PAGE ON CORPORATE SITE

      38.2. HOSTING OF INVESTOR RELATIONS PAGE FOR 1 YEAR (12 MONTHS)

      38.3. DATA FEED FOR INVESTOR RELATIONS PAGE FOR 1 YEAR (12 MONTHS)

39.   TENTATIVE SCHEDULE AND MILESTONES:

      39.1. This is a time critical project. This project must be complete within 2 weeks, maximum.

40. ACCEPTANCE TESTING: Basic functionality testing will be performed to confirm proper functioning of all links. Automated test script can be provided to the client if the site will be housed in an environment which supports java applications.

41.   OWNERSHIP OF INTELLECTUAL PROPERTY:

      41.1. Customer shall own the Intellectual Property generated as a result of this Contract.


888-554-2636                                                kenn@keptprivate.com
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      THIS  STATEMENT OF WORK IS GOVERNED BY THE TERMS OF THE CONTRACT IN EFFECT
      BETWEEN CUSTOMER AND SUPPLIER. IN THE EVENT OF ANY CONFLICT BETWEEN THE WORDING OR INTERPRETATION OF THOSE TWO DOCUMENTS, THE WORDING OF THE STATEMENT OF WORK SHALL BE GIVEN PRIORITY RATHER THAN THAT OF THE CONTRACT.

      The parties agree to this Statement of Work as of the date shown below.


CONTRACTOR:                                CUSTOMER:


KENN PALM
                                           -------------------------------------

                                           /s/ Scott Irvin
                                           -------------------------------------
/s/ KENN PALM                              Scott Irvin
                                           Chief Executive Officer
                                           NanoSignal Corporation
                                           3960 Howard Hughes Parkway Suite 560
                                           Las Vegas, NV  89109
KEN PALM                                   -------------------------------------



888-554-2636                                                kenn@keptprivate.com
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                                STATEMENT OF WORK

                              CONTRACT ATTACHMENT C

This Attachment is incorporated into the Contract it references, between KENN PALM, referred to in this document as the "Contractor", and NANOSIGNAL CORPORATION, referred to in this document as the "Customer".

42.   OVERALL DESCRIPTION OF THE PROJECT:

Nanosignal Corporation (formerly known as MicroSignal Corporation) has gone through a name change, creating the need for the development of a complete new corporate image, including corporate website, logo, busincess card and letterhead. In addition to this, the corporation wants to have a more interactive and visibly appealing means of communicating a compact message about the company and it's technology advantages and investment opportunities. To accomplish this, the contract will develop a Flash movie describing the company, its technology and investment opportunity. Finally, the system requires the provision of an Investor Relations system which will allow the company to collect inquiries about the company, store them in a database and automatically send follow ups to the inquiries.

This Statement of Work covers the development of the Investor Relations System. Subsequent SOW's will address the corporate package and the Flash demos.

43.   PROJECT DETAILS:

      43.1. System must allow for convenient integration with the corporate website for inquiries

      43.2. System must allow for convenient integration with the Flash demos

      43.3. System must allow for capture of any user information needed

      43.4. System must allow for storage of captured information organized into categories providing convenient follow up at a later date

      43.5. System must provide automated email response sending to the captured contact information based upon the category that the contact is dropped into. The system must allow for a pre-programmed series of email messages to be sent to the contacts in the database.

      43.6. System must allow for one time email blasts to all contacts in the IR database.

      43.7. System must provide for online WYSIWYG editing of the email messages.

44.   REPORTING:

      44.1. Contractor shall provide a sufficient volume of communications and/or deliveries to allow Customer to track the progress of the Contract. Customer communications to Contractor that are of a directive nature shall be provided in writing, including Email. Oral communications may be used to supplement written directives or to expedite their use.

888-554-2636                                                kenn@keptprivate.com
                                                                   Page 12 of 17

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Kenn Palm Consulting


      44.2. Customer agrees that, if the quantity of requested reports becomes large enough to impact the delivery schedule, an adjustment of the terms of the contract may become necessary.

45. PROJECT MANAGER: Each party shall designate a Project Manager, who shall be the point of primary contact between the parties. Contractor designates Kenn Palm, and Customer designates L&L Consulting as defined by the contractual agreement between L&L Consulting and NanoSignal Corporation for development and design services.

46. VALIDITY: If this Statement of Work is part of a Contract Proposal, the terms shall be valid for 15 days from the Proposal date.

47.   STAFFING:

      47.1. The staffing on this project will be determined by the Contractor based upon determined need.

48.   DELIVERABLES:

      48.1. FULLY FUNCTIONAL SYSTEM AS DESCRIBED ABOVE

      48.2. UP TO 10 LIVE TRAINING SESSIONS ON THE USE OF THE SYSTEM

      48.3. HOSTING OF THE SYSTEM FOR ONE YEAR (12 MONTHS)

49.   TENTATIVE SCHEDULE AND MILESTONES:

      49.1. This is a time critical project. This project must be complete within 2 months, maximum.

50.   ACCEPTANCE  TESTING:  It is  the  customer's  responsibility  to  complete
      Acceptance Testing. The Contractor will provide 5 months of unlimited support on the system for all bugs found. The contractor will also provide up to 100 hours of additional programming, as needed, for features determined to be needed at a later date.

51.   OWNERSHIP OF INTELLECTUAL PROPERTY:

      51.1. For the Investor Relations system, the Contractor will retain ownership of the IP, since a majority of the system was developed by the Contractor prior to this contract.


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                                                                   Page 13 of 17

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Kenn Palm Consulting


      THIS STATEMENT OF WORK IS GOVERNED BY THE TERMS OF THE CONTRACT IN EFFECT BETWEEN CUSTOMER AND SUPPLIER. IN THE EVENT OF ANY CONFLICT BETWEEN THE WORDING OR INTERPRETATION OF THOSE TWO DOCUMENTS, THE WORDING OF THE STATEMENT OF WORK SHALL BE GIVEN PRIORITY RATHER THAN THAT OF THE CONTRACT.

      The parties agree to this Statement of Work as of the date shown below.


CONTRACTOR:                                CUSTOMER:


KENN PALM
                                           -------------------------------------

                                           /s/ Scott Irvin
                                           -------------------------------------
/s/ KENN PALM                              Scott Irvin
                                           Chief Executive Officer
                                           NanoSignal Corporation
                                           3960 Howard Hughes Parkway Suite 560
                                           Las Vegas, NV  89109
KEN PALM                                   -------------------------------------


888-554-2636                                                kenn@keptprivate.com
                                                                   Page 14 of 17

                                STATEMENT OF WORK

                              CONTRACT ATTACHMENT D

This Attachment is incorporated into the Contract it references, between KENN PALM, referred to in this document as the "Contractor", and NANOSIGNAL CORPORATION, referred to in this document as the "Customer".

52.   OVERALL DESCRIPTION OF THE PROJECT:

Nanosignal Corporation (formerly known as MicroSignal Corporation) has gone through a name change, creating the need for the development of a complete new corporate image, including corporate website, logo, busincess card and letterhead. In addition to this, the corporation wants to have a more interactive and visibly appealing means of communicating a compact message about the company and it's technology advantages and investment opportunities. To accomplish this, the contract will develop a Flash movie describing the company, its technology and investment opportunity. Finally, the system requires the provision of an Investor Relations system which will allow the company to collect inquiries about the company, store them in a database and automatically send follow ups to the inquiries.

This Statement of Work covers the development of the Flash Demos. Subsequent SOW's will address the other components of this project.

53.   PROJECT DETAILS:

      53.1. Minimum of 3 professional quality Flash demos must be provided.

      53.2. Flash demos must be less than 1mb in size

      53.3. Flash demos must be high-impact and communicate an idea of high technology

      53.4. Flash demos must provide a unique approach to navigation within the demo

      53.5. Flash demos must provide the following sections : Images, Before & After, The Math, Testimonies, Reasoning, Opportunity, Contact us

      53.6. The contact us form must feed into the Investor Relations system.

54.   REPORTING:

      54.1. Contractor shall provide a sufficient volume of communications and/or deliveries to allow Customer to track the progress of the Contract. Customer communications to Contractor that are of a directive nature shall be provided in writing, including Email. Oral communications may be used to supplement written directives or to expedite their use.

      54.2. Customer agrees that, if the quantity of requested reports becomes large enough to impact the delivery schedule, an adjustment of the terms of the contract may become necessary.


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                                                                   Page 15 of 17

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Kenn Palm Consulting


55. PROJECT MANAGER: Each party shall designate a Project Manager, who shall be the point of primary contact between the parties. Contractor designates Kenn Palm, and Customer designates L&L Consulting as defined by the contractual agreement between L&L Consulting and NanoSignal Corporation for development and design services.

56. VALIDITY: If this Statement of Work is part of a Contract Proposal, the terms shall be valid for 15 days from the Proposal date.

57.   STAFFING:

      57.1. The staffing on this project will be determined by the Contractor based upon determined need.

58.   DELIVERABLES:

      58.1. THREE COMPLETED FLASH MOVIES

      58.2. FLA AND SWF FILES PLUS ALL SOURCE SOUND AND IMAGE FILES

      58.3. UP TO 100 HOURS OF ADDITIONAL SUPPORT AS NEEDED OVER ONE CALENDAR YEAR.

59.   TENTATIVE SCHEDULE AND MILESTONES:

      59.1. This is a time critical project. This project must be complete within 4 weeks, maximum.

60.   ACCEPTANCE  TESTING:  It is  the  customer's  responsibility  to  complete
      Acceptance Testing. The Contractor will provide 5 months of unlimited support on the system for all bugs found. The contractor will also provide up to 100 hours of additional programming, as needed, for features determined to be needed at a later date.

61.   OWNERSHIP OF INTELLECTUAL PROPERTY:

      61.1. Customer shall own the Intellectual Property generated as a result of this Contract.


888-554-2636                                                kenn@keptprivate.com
                                                                   Page 16 of 17

Kenn Palm Consulting


     THIS STATEMENT OF WORK IS GOVERNED BY THE TERMS OF THE CONTRACT IN EFFECT BETWEEN CUSTOMER AND SUPPLIER. IN THE EVENT OF ANY CONFLICT BETWEEN THE WORDING OR INTERPRETATION OF THOSE TWO DOCUMENTS, THE WORDING OF THE STATEMENT OF WORK SHALL BE GIVEN PRIORITY RATHER THAN THAT OF THE CONTRACT.

     The parties agree to this Statement of Work as of the date shown below.



CONTRACTOR:                                CUSTOMER:


KENN PALM
                                           -------------------------------------

                                           /s/ Scott Irvin
                                           -------------------------------------
/s/ KENN PALM                              Scott Irvin
                                           Chief Executive Officer
                                           NanoSignal Corporation
                                           3960 Howard Hughes Parkway Suite 560
                                           Las Vegas, NV  89109
KEN PALM                                   -------------------------------------



888-554-2636                                                kenn@keptprivate.com
                                                                   Page 17 of 17